UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2024

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2024, Mammoth Energy Services, Inc. (the “Company” or “Mammoth”) announced that Arty Straehla has notified the Company’s Board of Directors (the “Board”) on November 6, 2024 of his decision to retire as the Chief Executive Officer of the Company, effective as of December 31, 2024. In connection with his pending retirement, Mr. Straehla has also resigned as a director of the Company, effective as of December 31, 2024.

Any material compensatory or other arrangements with Mr. Straehla in connection with his retirement will be disclosed on a Form 8-K and filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), if applicable.

The Company also announced that Phil Lancaster, who currently serves as the Company’s Vice President of Corporate Development, will transition into the role of the Company’s Chief Executive Officer, effective as of January 1, 2025.

Mr. Lancaster, age 67, has over 20 years of experience in the energy industry. Mr. Lancaster currently serves as the Vice President of Corporate Development of Mammoth. Mr. Lancaster also served as interim President of Cobra Acquisitions LLC, Higher Power Electrical LLC and 5 Star Electric LLC, Mammoth’s infrastructure subsidiaries, from June 2019 to November 2019. Prior to these positions, Mr. Lancaster served as President of Mammoth Energy Partners LP from 2014 to 2015, as Chief Executive Officer of Redback Energy Services LLC from 2011 to 2015 and as Chief Executive Officer of Great White Energy Services, Inc. from 2006 to 2010, each an oil field services company. From 2010 to 2011, Mr. Lancaster was a consultant to Wexford Capital LP in connection with energy-related investments. Mr. Lancaster previously served on the boards of directors of two public companies, Bronco Drilling Company, Inc., a drilling company, from August 2005 until July 2006, and Gulfport Energy Corporation, an exploration and production company, from February 2006 until August 2006. Mr. Lancaster received a Bachelor of Science degree from the David Lipscomb College.

At the time of the filing of this Current Report on Form 8-K, the Company has not finalized any compensatory arrangement with Mr. Lancaster in connection with his appointment as the Chief Executive Officer of the Company effective as of January 1, 2025. Upon the entry by the Company into any such material compensatory or other arrangements with Mr. Lancaster, the material terms of such agreement or arrangement will be disclosed on a Form 8-K and filed by the Company with the SEC. Mr. Lancaster does not have any family relationships with any of the Company’s executive officers or directors and, if applicable, any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be disclosed in the Company’s proxy statement or Form 8-K, as appropriate.

Item 7.01 Regulation FD Disclosure.

On November 7, 2024, the Company issued a press release announcing the Chief Executive Officer transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference in the registration statement.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

99.1	*	Press Release, dated November 7, 2024, entitled “Mammoth Energy Services, Inc. Announces CEO Transition.”
104		Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

	*	Furnished herewith.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	November 7, 2024	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary